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                                                                       EXHIBIT 3

                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

                  REGISTRATION RIGHTS AGREEMENT, dated as of November 5, 2003 (this "Agreement"), by and among Aegis Communications Group, Inc., a Delaware corporation (the "Company"), Deutsche Bank AG - London acting through DB Advisors, LLC as investment advisor ("DB"), Essar Global Limited ("Essar" and collectively with DB, the "Purchasers") and Questor Partners Fund II, L.P., a Delaware limited partnership ("Fund II"), Questor Side-by-Side Partners II, L.P., a Delaware limited partnership (the "Side-By-Side Fund"), Questor Side-by-Side Partners II 3(c)(1), L.P., a Delaware limited partnership (the "3(C)(1) Fund", and together with Fund II and the Side-by-Side Fund, "Questor"), Thayer Equity Investors III, L.P., a Delaware limited partnership ("Thayer Equity"), TC Co-Investors, LLC, a Delaware limited liability company ("TC Co-Investors", and together with Thayer Equity, "Thayer"), Edward Blank, and The Edward Blank 1995 Grantor Retained Annuity Trust.

                  WHEREAS, the Purchasers are purchasing warrants (the "Warrants") to purchase 527,661,932 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), and secured promissory notes in the principal amount of $15,887,500 (the "Notes") pursuant to that certain Note and Warrant Purchase Agreement dated as of the date hereof (the "Purchase Agreement"), between the Company and the Purchasers.

                  NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, it is agreed as follows:

                  1. Definitions. (a) Unless otherwise defined herein, the terms below shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

                  "Affiliate" shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

                  "Agreement" shall mean this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing.

                  "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which commercial banks are required or authorized by law to be closed in the State of New York.

                  "Control" (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.


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                  "Effective Period" shall mean the period commencing with the effective date of the Shelf Registration Statement and ending upon the earlier of (i) the termination of the registration rights pursuant to Section 5 hereof and (ii) such time as the Purchasers cease to own any Registrable Securities.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

                  "Existing Holders" shall mean the Existing Stockholders that hold Registrable Securities.

                  "Existing Registrable Securities" shall mean (a) the shares of Common Stock held by, or issuable upon conversion of preferred stock to, the Existing Stockholders and (b) any securities issuable or issued or distributed in respect of any of the Common Stock identified in clause (a) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise.

                  "Existing Stockholders" shall mean Questor, Thayer, Edward Blank and The Edward Blank 1995 Grantor Retained Annuity Trust.

                  "Holders" shall means the Existing Holders and the New
Holders.

                  "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor entity thereof.

                  "New Holders" shall mean the Purchasers, and any transferees of the Purchasers to whom Registrable Securities are permitted to be transferred in accordance with the terms of this Agreement and the Purchase Agreement, and, in each case, who continue to be entitled to the rights of a Holder hereunder.

                  "New Registrable Securities" shall mean (a) the shares of Common Stock issuable upon exercise of the Warrants and (b) any securities issuable or issued or distributed in respect of any of the Common Stock identified in clause (a) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise.

                  "Person" shall mean any individual, corporation, partnership, joint venture, firm, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

                  "Prospectus" shall mean the Prospectus (including any summary Prospectus, preliminary Prospectus and any final Prospectus) included in the Registration Statement as amended or supplemented by any supplement with respect to the terms of the offering of any portion of the Registrable Securities pursuant to a Demand Registration or Piggy-Back Registration and by all other amendments and supplements thereto, including post-effective amendments and any material incorporated by reference therein.


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                  "Registrable Securities" shall mean the Existing Registrable
Securities and the New Registrable Securities. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement or (ii) such Registrable Securities may be sold pursuant to Rule 144(k) of the Securities Act.

                  "Registration Statement" shall mean the Demand Registration Statement, the Piggy-Back Registration Statement and/or the Shelf Registration Statement, as the case may be, including the Prospectus contained therein, any amendments to such Registration Statement (including post-effective amendments) and all exhibits and any material incorporated by reference in such Registration Statement.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

                  "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

                  (b) The following terms have the meanings set forth in the Section set forth opposite such term:

                 TERM                                                                   SECTION
                 ----                                                                   -------
                 Blackout Period                                                        6
                 Common Stock                                                           Recitals
                 Demand for Registration                                                3(c)
                 Demand Registration                                                    3(a)
                 Demand Registration Statement                                          3(a)
                 Indemnified Party                                                      10(d)
                 Indemnifying Party                                                     10(d)
                 Maximum Number of Securities                                           3(b)
                 Notes                                                                  Recitals
                 Participating Demand Holders                                           3(a)
                 Participating Piggy-Back Holders                                       4(b)
                 Piggy-Back Registration                                                4(a)
                 Piggy-Back Registration Statement                                      4(a)
                 Purchase Agreement                                                     Recitals
                 Purchasers                                                             Recitals
                 Shelf Registration Statement                                           2
                 Warrants                                                               Recitals

                  2. Shelf Registration Statement. If the Company qualifies for use of the applicable form of registration statement, within 90 days after the date hereof, the Company shall file with the SEC, and thereafter use its reasonable best efforts to have declared effective as soon as practicable after the filing thereof, a "shelf" Registration Statement (a "Shelf Registration Statement") on Form S-3 (or any successor form) pursuant to Rule 415 under the Securities Act or on such other form as may be appropriate under the Securities Act, in each case, covering the



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resale of all of the New Registrable Securities. The Company shall, subject to customary terms and conditions, use its reasonable best efforts to keep the Shelf Registration Statement continuously effective from the date that such Shelf Registration Statement is declared effective during the Effective Period to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the New Registrable Securities so registered.

                  3. Demand Registration.

                  (a) After receipt of a written request from one or more New Holders requesting that the Company effect a registration (a "Demand Registration") under the Securities Act covering all or part of the Registrable Securities which specifies the intended method or methods of disposition thereof and the number of shares to be registered, the Company shall promptly notify all Holders in writing of the receipt of such request and each such Holder, in lieu of exercising its rights under Section 4 hereof, may elect (by written notice sent to the Company within ten (10) Business Days from the date of such Holder's receipt of the aforementioned notice from the Company) to have all or part of such Holder's Registrable Securities included in such registration thereof pursuant to this Section 3, and such Holder shall specify in such notice the number of Registrable Securities that such Holder elects to include in such registration. Thereupon, the Company shall, as expeditiously as is practicable, but in any event no later than thirty (30) days (excluding any days which occur during a permitted Blackout Period under Section 6 below) after receipt of a written request for a Demand Registration, file with the SEC and use its reasonable best efforts to cause to be declared effective a registration statement (a "Demand Registration Statement") relating to all shares of Registrable Securities that the Company has been so requested to register by such Holders ("Participating Demand Holders") for sale, to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Registrable Securities so registered; provided, however, that the aggregate value of the Registrable Securities requested to be registered (i) be at least $2,500,000, based on the closing trading price of the Common Stock on the date the demand to file such Demand Registration Statement is made, (ii) be at least 25% of the New Registrable Securities initially issuable upon exercise of the Warrants or (iii) include all Registrable Securities which remain outstanding at such time.

                  (b) If the majority-in-interest of the Participating Demand Holders in a Demand Registration relating to a public offering requests that the offering be underwritten with a managing underwriter selected in the manner set forth in Section 14 below and such managing underwriter of such Demand Registration advises the Company in writing that, in its opinion, the number of securities to be included in such offering is greater than the total number of securities which can be sold therein without having a material adverse effect on the distribution of such securities or otherwise having a material adverse effect on the marketability thereof (the "Maximum Number of Securities"), then the Company shall include in such Demand Registration the Registrable Securities that the Participating Demand Holders have requested to be registered thereunder only to the extent the number of such Registrable Securities does not exceed the Maximum Number of Securities. If such amount exceeds the Maximum Number of Securities, the number of Registrable Securities included in such Demand Registration shall be allocated first, among all the New Holders participating in such Demand Registration on a pro rata basis (based on the number of Registrable Securities requested to be included in such Demand Registration by each New Holder), and, second, to the Existing Holders on a pro rata basis (based on the number of Registrable Securities requested to be included in such


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Demand Registration by each Existing Holder); provided, however, that in no event may Registrable Securities held by the Existing Holders be included in such Demand Registration unless all of the Registrable Securities requested to be included in the Demand Registration by the New Holders are included in such Demand Registration. If the amount of such Registrable Securities does not exceed the Maximum Number of Securities, the Company may include in such Demand Registration any other securities of the Company and other securities held by other security holders of the Company as the Company may in its discretion determine or be obligated to allow, in an amount, which together with the Registrable Securities included in such Demand Registration, shall not exceed the Maximum Number of Securities.

                  (c) New Holders shall be entitled to an aggregate of four (4) registrations of Registrable Securities pursuant to this Section 3 (each, a "Demand for Registration") in addition to the Shelf Registration Statement pursuant to Section 2; provided that a registration requested pursuant to this
Section 3 shall not be deemed to have been effected for purposes of this Section 3(c) unless (i) it has been declared effective by the SEC, (ii) it has remained effective for the period set forth in Section 7(a), (iii) Holders of Registrable Securities included in such registration have not, prior to the filing of the relevant Demand Registration Statement, withdrawn sufficient shares from such registration such that the remaining Holders requesting registration would not have been able to request registration under the provisions of Section 3, and
(iv) the offering of Registrable Securities pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the SEC (other than any such stop order, injunction, or other order or requirement of the SEC prompted by act or omission of Holders of Registrable Securities); provided, however, that if the New Holders participating in such Demand Registration are not able to register and sell at least two-thirds of the New Registrable Securities requested to be included in a Demand Registration, then such Demand Registration shall not be counted as one of the five Demands for Registration provided for pursuant to this Section 3(c).

                  (d) Notwithstanding anything to the contrary contained herein, the Company shall not be required to prepare and file (i) more than two (2) Demand Registration Statements in any twelve-month period, (ii) any Demand Registration Statement within 90 days following the date of effectiveness of any other Registration Statement or (iii) any Demand Registration Statement within 90 days following the date of effectiveness of any other registration statement filed pursuant to any other registration rights agreement to which the Company is a party or with respect to the sale of Common Stock by the Company (or such longer period of time as may be specified in an underwriting agreement relating to such registration statement).

                  4. Piggy-Back Registration.

                  (a) If the Company proposes to file on its behalf and/or on behalf of any holder of its securities (other than a Holder of Registrable Securities) a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the registration of Common Stock (a "Piggy-Back Registration"), it will give



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written notice to all Holders at least twenty (20) days before the initial filing with the SEC of such registration statement (a "Piggy-Back Registration Statement"), which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as such Holders may request.

                  (b) Each Holder desiring to have Registrable Securities registered under this Section 4 ("Participating Piggy-Back Holders") shall advise the Company in writing within ten (10) days after the date of receipt of such offer from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company shall thereupon include in such filing the number or amount of Registrable Securities for which registration is so requested, subject to paragraph (c) below, and shall use its reasonable best efforts to effect registration of such Registrable Securities under the Securities Act.

                  (c) If the Piggy-Back Registration relates to an underwritten public offering and the managing underwriter of such proposed public offering advises in writing that, in its opinion, the amount of Registrable Securities requested to be included in the Piggy-Back Registration in addition to the securities being registered by the Company would be greater than the Maximum Number of Securities (having the same meaning as defined in Section 3 but replacing the term "Demand Registration" with "Piggy-Back Registration"), then:

                  (i) in the event the Company initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration, first, the securities the Company proposes to register and, second, the Registrable Securities of all Participating Piggy-Back Holders, proposed to be included in such Piggy-Back Registration in an amount which, together with the securities the Company proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated, first, to the New Holders requesting Registrable Securities be included in the Piggy-Back Registration on a pro rata basis (based on the aggregate number of Registrable Securities requested by such New Holders to be included in the Piggy-Back Registration Statement) and, second, to the Existing Holders requesting Registrable Securities be included in the Piggy-Back Registration Statement on a pro rata basis (based on the aggregate number of Registrable Securities requested by such Existing Holders to be included in the Piggy-Back Registration Statement); provided, however, that in no event may Registrable Securities held by the Existing Holders be included in such Piggy-Back Registration unless all of the Registrable Securities requested to be included in such Piggy-Back Registration by the New Holders are included in such Piggy-Back Registration;

                  (ii) in the event any holder or holders of securities of the Company initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration, first, the securities such initiating security holder or holders propose to register, second, the Registrable Securities of all Participating Piggy-Back Holders proposed to be included in such Piggy-Back Registration, in an amount which, together with the securities the initiating security holder or holders propose to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such Participating Piggy-Back Holders, first, to the New Holders requesting Registrable Securities be included in the Piggy-Back Registration Statement on a pro rata basis (based on the




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

         aggregate number of Registrable Securities requested by such New Holders to be included in the Piggy-Back Registration Statement) and, second, to the Existing Holders requesting Registrable Securities be included in the Piggy-Back Registration Statement on a pro rata basis (based on the aggregate number of Registrable Securities requested by such Existing Holders to be included in the Piggy-Back Registration Statement); provided, however, that in no event may Registrable Securities held by the Existing Holders be included in such Piggy-Back Registration unless all of the Registrable Securities requested to be included in such Piggy-Back Registration by the New Holders are included in such Piggy-Back Registration.

                  (d) The Company will not hereafter enter into any agreement, which is inconsistent with the rights of priority provided in paragraph
         (c) above.

                  5. Termination of Registration Rights. (a) The registration rights set forth in Sections 1, 2 and 3 above shall terminate at such time as there cease to be any Registrable Securities.

                  (b) By execution hereof, the Company and the Existing Stockholders hereby terminate all registration rights granted pursuant to (i) the Securities Purchase and Registration Rights Agreement, dated April 7, 1998, by and between ATC Communications Group, Inc. and Thayer Equity and (ii) the Series F Senior Voting Convertible Preferred Stock Purchase and Registration Rights Agreement, dated August 25, 1999, by and among the Company and the Existing Stockholders.

                  6. Blackout Periods. The Company shall have the right to delay or defer the filing or effectiveness of a Registration Statement required pursuant to Sections 3 and 4 hereof or suspend sales under any Shelf Registration Statement filed hereunder during no more than three (3) periods aggregating to not more than 60 days in any twelve-month period (a "Blackout Period") in the event that (i) the Company would, in accordance with the advice of its counsel, be required to disclose in the Prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the reasonable judgment of the Company's Board of Directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the Prospectus, would materially and adversely affect or interfere with any financing, acquisition, merger, disposition of assets (not in the ordinary course of business), corporate reorganization or other similar transaction involving the Company; provided, however, that the Company shall delay during such Blackout Period the filing or effectiveness of, or suspend sales under, any Registration Statement required pursuant to the registration rights of the holders of any other securities of the Company. The Company shall promptly give the Holders written notice of such determination containing a general statement of the reasons for such postponement and an approximation of the anticipated delay.

                  7. Registration Procedures. Except as otherwise provided herein, if the Company is required by the provisions of Section 2, 3 or 4 to use its reasonable best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as practical:



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                  (a) prepare and file with the SEC a Registration Statement with respect to such securities and use its reasonable best efforts to cause such Registration Statement promptly to become and remain effective for a period of time required for the disposition of such securities by the holders thereof but not to exceed 30 days (except with respect to a Shelf Registration Statement which shall remain effective during the Effective Period); provided, however, that before filing such Registration Statement or any amendments or supplements thereto (for purposes of this subsection, amendments shall not be deemed to include any filing that the Company is required to make pursuant to the Exchange Act), the Company shall furnish the representatives of the Holders referred to in Section 7(m) copies of all documents proposed to be filed, which documents will be subject to the reasonable review and comment of the representatives' counsel. The Company shall not be deemed to have used its reasonable best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in the Holders of such Registrable Securities not being able to sell such Registrable Securities during that period, unless such action is undertaken for a legitimate business purpose and the delay in effectiveness is required under applicable law;

                  (b) prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of 30 days (except with respect to the Shelf Registration Statement, for which such period shall be the Effective Period);

                  (c) furnish to such Holders such number of conformed copies of the applicable Registration Statement and each such amendment and supplement thereto (including in each case all exhibits), and of any Prospectus in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

                  (d) use its reasonable best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each Holder of such securities shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder (provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (d) be obligated to do so; and provided further that the Company shall not be required to qualify such Registrable Securities in any jurisdiction in which the securities regulatory authority requires that any Holder submit any shares of its Registrable Securities to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Securities in such jurisdiction unless such Holder agrees to do so), and do such other reasonable acts and things as may be required



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         of it to enable such Holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

                  (e) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 3 or 4, if the method of distribution is by means of an underwriting, on the date that the shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration, or if such Registrable Securities are not being sold through underwriters, on the date that the Registration Statement with respect to such shares of Registrable Securities becomes effective, (1) a signed opinion, dated such date, of the independent legal counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request, as to such matters as such underwriters or the Holders holding a majority of the Registrable Securities included in such registration, as the case may be, may reasonably request; and (2) letters dated such date and the date the offering is priced from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request and, if such accountants refuse to deliver such letters to such Holders, then to the Company (i) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (ii) covering such other financial matters (including information as to the period ending not more than five (5) Business Days prior to the date of such letters) with respect to the registration in respect of which such letter is being given as such underwriters or the Holders holding a majority of the Registrable Securities included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction;

                  (f) enter into customary agreements (including, if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

                  (g) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make earnings statements satisfying the provisions of Section 11(a) of the Securities Act generally available to the Holders no later than 45 days after the end of any twelve-month period (or 90 days, if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten public offering, or (ii) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said twelve-month periods, provided that the obligations shall be satisfied by the timely filing of quarterly and annual reports on Forms 10-Q and 10-K under the Exchange Act;



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                  (h) use its reasonable best efforts to cause all such
         Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are listed or traded;

                  (i) give written notice to the Holders:

                           (i) when such Registration Statement or any amendment
                  thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

                           (ii) of any request by the SEC for amendments or
                  supplements to such Registration Statement or for additional information;

                           (iii) of the issuance by the SEC of any stop order
                  suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose;

                           (iv) of the receipt by the Company or its legal
                  counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                           (v) of the existence of any fact that results in: (A)
                  the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (B) the Prospectus containing an untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made);

                  (j) use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of such Registration Statement at the earliest possible time;

                  (k) furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those, if any, incorporated by reference);

                  (l) upon the occurrence of any event contemplated by Section 7(i)(v) above, promptly prepare a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the Holders, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 7(i)(v) above to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, then

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         the Holders shall suspend use of such Prospectus and use their reasonable best efforts to return to the Company all copies of such Prospectus (at the Company's expense) other than permanent file copies then in such Holder's possession, and the period of effectiveness of such Registration Statement provided for above shall be extended by the number of days from and including the date of the giving of such notice to the date Holders shall have received such amended or supplemented Prospectus pursuant to this Section 7(l);

                  (m) make reasonably available for inspection by representatives of the Holders, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by such representative or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all relevant information reasonably requested by such representative or any such underwriter, attorney, accountant or agent in connection with the registration; and

                  (n) use its reasonable best efforts to procure the cooperation of the Company's transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or the underwriters.

                  It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Registrable Securities which are to be registered at the request of any Holder that such Holder shall furnish to the Company within ten days of the Company's request such information regarding the Registrable Securities held by such Holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

                  8. Expenses. All expenses incurred in connection with each registration pursuant to Sections 2, 3 and 4 of this Agreement, excluding underwriters' discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "comfort" letters required by or incidental to such performance and compliance), fees of the NASD or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (which counsel shall be selected by the Holders holding a majority in interest of the Registrable Securities being registered), shall be paid by the Company.

                  9. Rule 144 Information.

                  (a) At all times after ninety (90) days after any Registration Statement covering securities of the Company shall have become effective, the Company agrees to:

                  (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act; and

                  (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

                  (b) At all times during which the Company is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, it will provide, upon the written request of any Holder of Registrable Securities in written form (as promptly as practicable and in any event within 15 Business
Days), to any prospective buyer of such stock designated by such Holder, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the SEC under the Securities Act.

                  10. Indemnification and Contribution.

                  (a) The Company shall indemnify and hold harmless each Holder, such Holder's directors and officers, each person who participates in the offering of such Registrable Securities, including underwriters (as defined in the Securities Act), and each person, if any, who controls such Holder or participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any Prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Holder, such Holder's directors and officers, such participating person or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any Holder, such Holder's directors and officers, participating person or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, such Holder's directors and officers, participating person or controlling person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, such Holder's directors and officers, participating person or controlling person, and shall survive the transfer of such securities by such Holder.

                  (b) Each Holder requesting or joining in a registration severally and not jointly shall indemnify and hold harmless the Company, each of its directors and officers, each person, if any, who controls the Company within the meaning of the Securities Act, and each agent and any underwriter for the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling person, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any Prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, agent or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the liability of each Holder hereunder shall be limited to the aggregate net proceeds received by such Holder in connection with any such registration under the Securities Act.

                  (c) If the indemnification provided for in this Section 10 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. If the allocation provided in this paragraph (c) is not permitted by applicable law, the parties shall contribute based upon the relevant benefits received by the Company from the initial offering of the Registrable Securities on the one hand and the net proceeds received by the Holders from the sale of Registrable Securities on the other.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (d) Any Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided that the failure so to notify the Indemnified Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnifying Party hereunder unless such failure is materially prejudicial to the Indemnifying Party. If notice of commencement of any such action is given to the Indemnifying Party as provided above, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action, or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there are one or more legal defenses available to it which are substantially different from or additional to those available to the Indemnifying Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.

                  (e) The agreements contained in this Section 10 shall survive the transfer of the Registration Statement and shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or such director, officer or participating or controlling Person.

                  11. Certain Additional Limitations on Registration Rights. Notwithstanding the other provisions of this Agreement, the Company shall not be obligated to register the Registrable Securities of any Holder (i) if such Holder or any underwriter of such Registrable Securities shall fail to furnish to the Company necessary information in respect of the distribution of such Registrable Securities, or (ii) if such registration involves an underwritten offering, such Registrable Securities are not included in such underwritten offering on the same terms and conditions as shall be applicable to the other securities being sold through underwriters in the registration or such Holder fails to enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwritten offering.

                  12. Limitations on Registration of Other Securities; Representation. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority-in-interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are as or more favorable taken as a whole than the registration rights granted to the Holders hereunder unless the Company shall also give such rights to the Holders hereunder.

                  13. No Inconsistent Agreements. The Company will not hereafter enter into any agreement, with respect to its securities, which is inconsistent in any material respects with the rights granted to the Holders in this Agreement.

                  14. Selection of Managing Underwriters. In the event the Participating Demand Holders have requested an underwritten offering, the underwriter or underwriters shall be selected by the Holders of a majority of the Registrable Securities proposed to be sold in such Demand Registration and shall be approved by the Company, which approval shall not be unreasonably withheld or delayed, provided (i) that all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Registrable Securities, (ii) that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders of Registrable Securities, and (iii) that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, the Registrable Securities of such Holder and such Holder's intended method of distribution and any other representations required by law or reasonably required by the lead underwriter. Subject to the foregoing, all Holders proposing to distribute Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters. Subject to the provisions of Section 9(b), if any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw all its Registrable Securities by written notice to the Company, the managing underwriter and the other Holders participating in such registration. The securities so withdrawn shall also be withdrawn from registration.

                  15. Miscellaneous.

                  (a) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of the Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                  (b) Amendments; Waivers. (i) This Agreement may be amended, modified or supplemented by a written instrument signed by the Company and a majority in interest of the New Holders; provided, however, that no amendment, modification or supplement may materially and adversely affect any other Holder without such Holder's written consent. The Company shall notify all Holders promptly after any such amendment, modification or supplement shall have taken effect.

                  (ii) No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  (c) Notice Generally. All notices, request, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses:

                  (i) If to any Holder, at its last known address appearing on the books of the Company maintained for such purpose.

                  (ii) If to the Company, at:

                           Aegis Communications Group, Inc.
                           7880 Bent Branch Drive
                           Suite 150
                           Irving, Texas  75063
                           Attn:  Herman M. Schwarz
                           Facsimile:  (678) 433-6502

                           with a copy to:

                           Hughes & Luce, LLP
                           1717 Main Street
                           Suite 2800
                           Dallas, Texas  75201
                           Attn:  David G. Luther
                           Facsimile:  (214) 939-5849

or at such other address as may be substituted by notice given as herein provided.

                  (d) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The registration rights of any Holder with respect to any Registrable Securities shall be transferred to any Person who is the transferee of such Registrable Securities. All of the obligations of the Company hereunder shall survive any such transfer. Except as provided in Sections 3, 4 and 10, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

                  (e) Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                  (f) Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  (i) Any claim, action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be heard and determined in any New York state or federal court sitting in The City of New York, County of Manhattan, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom in any such claim, action, suit or proceeding) and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such claim, action, suit or proceeding in any such court or that any such claim, action, suit or proceeding that is brought in any such court has been brought in an inconvenient forum.

                  (ii) Subject to applicable law, process in any such claim, action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing and subject to applicable law, each party agrees that service of process on such party as provided in
         Section 15(c) shall be deemed effective service of process on such party. Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. WITH RESPECT TO ANY SUCH CLAIM, ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT, EACH OF THE PARTIES IRREVOCABLY WAIVES AND RELEASES TO THE OTHER ITS RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH PROCEEDING.

                  (g) Severability. If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

                  (h) Entire Agreement. This Agreement, the Purchase Agreement, the Notes and the Warrants constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

                  (i) Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

                  (j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                        [SIGNATURE APPEARS ON NEXT PAGE]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      AEGIS COMMUNICATIONS GROUP, INC.


                                      By:   /s/ HERMAN M. SCHWARZ
                                            ------------------------------------
                                            Name:  Herman M. Schwarz
                                            Title: President and Chief
                                                   Executive Officer


                                      DEUTSCHE BANK AG - LONDON,
                                      BY DB ADVISORS, LLC AS INVESTMENT
                                      ADVISOR


                                      By:   /s/ GLENN MACMULLIN
                                            ------------------------------------
                                            Name:  Glenn MacMullin
                                            Title: Director


                                      By:   /s/ PAUL BIGLER
                                            ------------------------------------
                                            Name:  Paul Bigler
                                            Title: Managing Director


                                      ESSAR GLOBAL LIMITED


                                      By:   /s/ MADHU S. VUPPULURI
                                            ------------------------------------
                                            Name:  Madhu S. Vuppuluri
                                            Title: Executive Director

                                   QUESTOR:
                                   QUESTOR PARTNERS FUND II, L.P.






                                   By:  /s/ DEAN ANDERSON
                                        ----------------------------------------
                                       Name:  Questor General Partner II, L.P.,
                                              its General Partner
                                       Title: Managing Director

                                   By: /s/ DEAN ANDERSON
                                        ----------------------------------------
                                       Name:  Questor Principals II, Inc.,
                                              its General Partner
                                       Title: Managing Director


                                   QUESTOR SIDE-BY-SIDE
                                   PARTNERS II, L.P.



                                   By: /s/ DEAN ANDERSON
                                        ----------------------------------------
                                       Name:  Questor Principals II, Inc.
                                       Title: Managing Director


                                   QUESTOR SIDE-BY-SIDE
                                   PARTNERS II 3(C)(1), L.P.




                                   By: /s/ DEAN ANDERSON
                                        ----------------------------------------
                                       Name:  Questor Principals II, Inc.
                                       Title: Managing Director

                                         TC CO-INVESTORS, LLC



                                         By: /s/ CHRISTOPHER M. TEMPLE
                                             -----------------------------------
                                             Name:  TC Management Partners, LLC
                                                    a Delaware limited liability
                                                    company, its General Partner
                                             Title: An Authorized Officer
                                             Name:  Christopher M. Temple



                                         THAYER EQUITY INVESTORS III, L.P.



                                         By: /s/ CHRISTOPHER M. TEMPLE
                                             -----------------------------------
                                             Name:  TC Equity Partners, LLC
                                                    a Delaware limited liability
                                                    company, its General Partner
                                             Title: An Authorized Officer
                                             Name:  Christopher M. Temple

                                             EDWARD BLANK



                                             By: /s/ EDWARD BLANK
                                                 ------------------------
                                                  Name:  Edward Blank


                                             THE EDWARD BLANK 1995 GRANTOR
                                             RETAINED ANNUITY TRUST



                                             By: /s/ ALLEN B. LEVITHAN
                                                 ------------------------
                                                 Name:  Allen B. Levithan
                                                 Title: Trustee